SEC File No. 333-118259
                                                         -----------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CAPITAL RESOURCE FUNDING, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 North Carolina
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                     7389                                  54-2142880
         (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
          CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

            2212 Lantern Way Circle, Cornelius, North Carolina 28031
                                 (704) 564-1676
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 David R. Koran
            2212 Lantern Way Circle, Cornelius, North Carolina 28031
                                 (704) 564-1676

               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)



                                                      Proposed
                                    Proposed          Maximum
                     Amount of      Maximum           Aggregate     Amount of
Title of Securities  Shares to be   Offering Price    Offering      Registration
to be Registered     Registered     Per Share         Price (1)     Fee
-------------------  ------------   ---------------   ----------    ------------

$.001  par  value         790,000        $.25(1)      $  197,500       $25.02
common stock
-------------------  ------------   ---------------   ----------    ------------

TOTALS                    790,000                     $  197,500       $25.02



(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the Selling Security Holders. The registration fee for the shares of the Selling Security Holders is based upon a value of $.25. Pursuant to the offering, the shares of the Selling Security Holders will be sold at $.25 until the shares are traded on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices.

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.


               [The Rest of this Page is Intentionally Left Blank]

                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 2004

                         CAPITAL RESOURCE FUNDING, INC.


                         790,000 shares of Common Stock

Our Selling Security Holders are offering 790,000 shares of our common stock for sale. None of the proceeds of this offering will go to the Company.

One of the Selling Security Holders is Greentree Financial Group, Inc., a Florida corporation and consultant to us ("Greentree"), which is offering all of its shares of common stock for sale under this prospectus. Greentree is registering its shares for sale because it is a service provider to, rather than a long term investor in, our Company. In connection with the offering, Greentree would be deemed to be a statutory underwriter within the meaning of
Section  2(a)(11)  of  the  Securities  Act  of  1933,  as  amended.

The Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will pay all expenses of registering the securities.

Upon effectiveness of the registration statement of which this prospectus is a part, we plan to pursue quotation of our common stock on the Over-The-Counter Bulletin Board. This process requires the selection of a market maker to submit an application to the National Association of Securities Dealers, Inc. in order have our shares approved for quotation. There can be no assurance that we will find a market maker willing to work with us, or that our application will be accepted. In addition, the application process can take several months. If successful, we would then attempt to acquire additional market makers so that active trading in our common shares could begin. Again, there can be no assurances that active trading will ever develop for our common stock. In the event that we are unsuccessful in developing a relationship with a market maker or market makers, we will re-evaluate our plans to pursue quotation of our shares on the Over-The-Counter Bulletin Board.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


          The date of this preliminary prospectus is December 23, 2004.

                                TABLE OF CONTENTS


Part I - Prospectus Information                                             Page

1.   Front  Cover  Page  of  Prospectus                                        3
2.   Inside  Front   Cover  Page  of  Prospectus                               4
3.   Summary  Information                                                      5
     Risk  Factors                                                             8
4.   Use  of  Proceeds                                                        14
5.   Determination  of  Offering  Price                                       15
6.   Dilution                                                                 16
7.   Selling Security Holders                                                 16
8.   Plan  of  Distribution                                                   17
9.   Legal  Proceedings                                                       18
10.  Directors,  Executive  Officers,  Promoters and Control Persons          18
11.  Security  Ownership  of Certain Beneficial Owners and Management         21
12.  Description  of  Securities                                              22
13.  Experts                                                                  23
14.  Disclosure  of  Commission  Position  on  Indemnification
     For  Securities  Act  Liabilities                                        23
15.  Transactions  Within  Last  Five  Years                                  23
16.  Description  of  Business                                                25
17.  Management's  Discussion  and  Analysis                                  29
18.  Description  of  Property                                                33
19.  Certain  Relationships  and  Related  Transactions                       34
20.  Market  for  Common  Equity  and  Related  Stockholder  Matters          34
21.  Executive  Compensation                                                  37
22.  Financial  Statements                                                    38
23.  Changes in and Disagreements with Accountants on Accounting
     And  Financial  Disclosure                                               59

ITEM  3.  SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

OUR  COMPANY.

     We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting. We are currently engaged and plan to continue in the commercial finance brokerage and consulting business. Our executive offices are currently located at the residence of our President, Mr. David R. Koran, 2212 Lantern Way Circle, Cornelius, NC 28031. Our telephone number is (704) 564-1676. We are authorized to issue common stock. Our total authorized common stock consists of 100,000,000 shares of which 10,990,000 shares are issued and outstanding. We are also authorized to issue up to 10,000,000 shares of convertible preferred stock, of which none are issued and outstanding.

OUR  BUSINESS.


     We have acted and intend to continue to act as a broker for commercial finance transactions. The different types of commercial financing that we intend to broker are: Commercial Mortgages, Asset-Based Lines of Credit, Commercial Leasing, Accounts Receivable Financing (also known as "Factoring") and Purchase Order Financing. To date, we have successfully brokered four financing transactions totaling $9,183 in fees, consisting of two mortgage transactions totaling $3,044, five monthly broker fees for one factoring transaction and one broker fee in connection with a commercial lease transaction. Therefore, we have only received fees in connection with four closed transactions.

     While we have developed a business plan that anticipates opportunistic growth, to date we have generated significant losses and our president is currently working without remuneration. We find ourselves in need of additional funds, especially when Mr. Koran and other officers begin to draw a salary and/or receive repayment of expenses, such as the expenses that Mr. Koran has incurred on our behalf. We currently expect Mr. Koran and the other officers to begin to draw a salary towards the end of 2005.

     Set forth below is a brief description of several types of commercial financing that we intend to broker. We have had success in brokering a commercial mortgage, a commercial lease and an accounts receivable financing package. There can be no assurances that we will continue to be successful with these types of commercial financing, or with any of the other types of commercial financing that are described.

     In brokering a commercial mortgage, we would typically act as an agent to secure a loan for a client to purchase a building in which to operate a business such as an import/export company. We would help the client arrange the loan with a bank, for example, and at closing we would be paid a broker's commission from the funding source that typically amounts to 1% of the loan amount.

     In brokering asset-based lines of credit, we would typically act as an agent to secure a loan from a bank, for example, for a manufacturing company that would be secured with inventory and/or accounts receivable. After the closing, we would be paid a commission by the funding source that typically amounts to .5% to 1% of the loan amount.

     In brokering commercial leases, we would typically act as an agent to acquire a commercial lease of certain business equipment, such as several dump trucks for a construction company. Once each commercial lease transaction is closed, we would typically be paid a brokering commission from the funding source that averages .5% to1% of the loan amount.

     In brokering accounts receivable/factoring financing, we would typically act as an agent to acquire loans that speed up the collection of cash flow for our clients. The typical fee for this type of financing is generally between 1 to 8% of each invoice financed. The typical funding contract for a hypothetical accounts receivable financing or factoring transaction will have a minimum one year term. Thus, we anticipate each transaction of this type to pay monthly commissions for at least one year, if and when we have secured the brokerage assignment.

     In brokering purchase order financing, we would typically act as an agent to acquire financing on a purchase order-by-purchase order basis in order to provide a client with funding to fill each order. Once each purchase order financing transaction is closed and funded, we would be paid a brokering commission from the funding source which would be .5% to 1% of each purchase order funded.

     In performing all of these brokering services, we have and propose to represent the client business in all aspects of assisting with the assessment of funding needs and qualifications, and identifying and making presentations to the most suitable funding sources.

     David Koran is the key employee of our Company, and he devotes approximately 25 hours per week to developing and operating our business. Laura Koran, the spouse of David Koran, is the Chief Financial Officer, Secretary and a Director of our Company, and she owns 150,000 shares of our common stock. Steve Moore is the Chief Operating Officer and a Director of our Company, and he owns 75,000 shares of our common stock. Finally, Richard Koran is the Vice President and a Director of our Company, and he owns 75,000 shares of our common stock. He is also the father of David Koran. David Koran has complete control over the Company, inasmuch as he is Chairman, Chief Executive Officer and a Director, and he owns 10,000,000 shares of common stock, representing 91% of the issued and outstanding shares of common stock.

     Our Company has limited assets and is dependent on obtaining additional equity or debt financing in the near future in order to be able to continue its operations. At such time, we intend to engage a licensed broker-dealer to seek out additional equity and/or debt financing on our behalf. It is important to note that our business plan is not unique. There are thousands of competitors in the United States doing exactly what we do and what we propose to do. And there are no barriers to competition to prevent the entry of more such competitors. Finally, Mr. Koran has personally paid certain of our business expenses, including website development and rent, and he is currently working without remuneration.

OFFERING.

     As of October 22, 2004, we had 10,790,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering by the Selling Security Holders, composed of: (i) Greentree Financial Group, Inc., our consultant, who intends to sell all 490,000 shares of common stock that it received for providing services to our Company; (ii) Laura Koran, our Chief Financial Officer, Secretary and Director, who intends to sell 150,000 shares of our common stock; (iii) Steve Moore, our Chief Operating Officer and Director, who intends to sell 75,000 shares of our common stock; and (iv) Richard Koran, our Vice President and Director, who intends to sell 75,000 shares of our common stock.

     Because of Greentree's role in the distribution, they would be deemed to be "statutory underwriters" within the meaning of Section 2(11) of the Securities Act. Greentree has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the sale of our shares. Further, Greentree has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by Greentree in the market if a market develops.


     Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits sales or purchases to stabilize the price of a security in the distribution.

     We have paid all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities. Our offering expenses are approximately $24,441 which has partly been paid from the $100 in proceeds from the sales of our common stock to our President and a $15,000 unsecured line of credit with an unrelated bank.


                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.



                                  For the period from           For the period from
                                  inception (February 2,        inception (February 2, 2004)
Statements of Operations          2004) through May 31, 2004    through September 30, 2004
------------------------          --------------------------    ----------------------------

Revenues                                   $    4,257                    $    9,183
------------------------          --------------------------    ----------------------------
Cost  of  Sales                            $      -0-                    $      -0-
------------------------          --------------------------    ----------------------------
Gross  profit                              $    4,257                    $    9,183
------------------------          --------------------------    ----------------------------
Operating  expenses                        $    4,056                    $  183,859
------------------------          --------------------------    ----------------------------
Income  (loss)  from  operations           $      201                    $ (174,676)
------------------------          --------------------------    ----------------------------
Other  expense,  net                       $      -0-                    $      944
------------------------          --------------------------    ----------------------------
Net  income  (loss)                        $      201                    $ (175,620)
------------------------          --------------------------    ----------------------------
Net income per common share             Less  than  $.01                 $     (.02)
------------------------          --------------------------    ----------------------------




Balance Sheets                        As of May 31, 2004          As of September 30, 2004
------------------------          --------------------------    ----------------------------

Available  cash                            $    4,243                    $    4,191
------------------------          --------------------------    ----------------------------
Total  current  assets                     $    4,243                    $    4,191
------------------------          --------------------------    ----------------------------
Other  assets                              $      -0-                    $      -0-
------------------------          --------------------------    ----------------------------
Total  Assets                              $    4,243                    $    4,191
------------------------          --------------------------    ----------------------------
Current  liabilities                       $      -0-                    $   52,279
------------------------          --------------------------    ----------------------------
Total  liabilities                         $      -0-                    $   52,279
------------------------          --------------------------    ----------------------------
Stockholders  equity  (deficit)            $    4,243                    $  (48,088)
------------------------          --------------------------    ----------------------------
Total liabilities and
stockholder's equity                       $    4,243                    $    4,191
------------------------          --------------------------    ----------------------------




                                  RISK FACTORS


AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY AND LACK OF REVENUES MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

While our competitors have operated commercial finance brokering firms for a significant period of time, we have only had limited operations and a lack of revenues since our inception on February 2, 2004. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we show a loss of $175,620 for the period from inception (February 2, 2004) through September 30, 2004, without paying any salary to the principal.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH THAT RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN

Our cash flows used in operations were ($12,351) for the period from inception (February 2, 2004) through September 30, 2004. We have incurred a net loss of ($175,620) during this same period. During this time, we also incurred certain expenses that did not use cash. For example, our officer and majority shareholder paid $3,942 in business expenses on our behalf, including rent and website development expenses. Cash flows generated by financing activities were $16,542 for the period from inception (February 2, 2004) through September 30, 2004.

SEASONAL ECONOMIC FLUCTUATIONS IN THE COMMERCIAL FINANCE BROKERAGE BUSINESS ADVERSELY IMPACT OUR REVENUES, CAUSE CUT BACKS IN OUR OPERATIONS AND MAY IMPEDE FUTURE GROWTH.

The commercial finance brokerage business is subject to seasonal fluctuations. Historically, the commercial finance industry is known to have seasonal fluctuations in the 4th quarter. Therefore, we expect to experience periods where a lack of revenue may adversely effect our operations. For example, an extended period of lack of revenue may cause us to cut back on our operations which may impede any future growth.

WE  MAY  NOT  BE  ABLE  TO  COMPETE EFFECTIVELY IN THE FINANCIAL SERVICES MARKET
BECAUSE  OF  OUR  SIZE.

The market for small business financial services is competitive, rapidly evolving, fragmented, and highly sensitive to new product introductions and marketing efforts by industry participants. Increased competition for services similar to our brokering services could lower the Company's market share and negatively impact its business and stock price. We face primary competition from a number of companies that offer commercial finance brokering services primarily through an internet presence only. Although we have implemented a business plan designed to take advantage of market opportunities, we cannot be certain that our competitors will not develop similar marketing strategies and implement them with greater success, particularly given their greater size.

WE HAVE HAD LIMITED REVENUE GROWTH AND MAY NOT BE ABLE TO ACHIEVE GROWTH IN REVENUES IN THE FUTURE.

It is possible that our business will not grow in the future, or that its costs and expenses will increase. We cannot guarantee that we will be profitable in the future.

OUR COSTS OF DOING BUSINESS MAY INCREASE SIGNIFICANTLY WHEN AND IF OUR BUSINESS VOLUME INCREASES, WHICH COULD HAVE A NEGATIVE IMPACT ON OVERALL PROFITABILITY.

An increased business volume would require, among other things, a full-time commitment from Mr. Koran, and additional support staff could be required. Currently, Mr. Koran does not draw a salary nor does our Company pay for any of his personal expenses such as telephone, travel, automobile mileage and entertainment of referral sources. We do not intend to retroactively reimburse Mr. Koran for these business related expenses and his salary. Rather, we will only reimburse him prospectively as expenses are incurred, if applicable. For example, we expect to pay Mr. Koran a salary of $40,000 per year, to begin sometime in 2005. We also anticipate adding a marketing assistant sometime in 2005. Other anticipated expenses include search engine optimization and additional internet advertising. Additional office equipment and office space may be necessary as well. For 2005, we have budgeted $3,200 for rent, phone, travel and web hosting, $9,000 per quarter in internet advertising, $7,500 per quarter in professional fees, and $10,000 per quarter in salary. These expenses could have a negative impact on overall profitability, which impact could be offset by additional revenue.

OUR BUSINESS STRATEGY INCLUDES FORMING NEW MARKETING RELATIONSHIPS WITH OTHERS AND A FAILURE TO ACCOMPLISH THIS STRATEGY MAY ADVERSELY IMPACT OUR CUSTOMER BASE AND REVENUE GROWTH.

We currently rely upon a web presence and individual referral sources for our business. We recognize the importance of forming direct marketing partnerships with other companies with complementary services. Failure to develop marketing partnerships may adversely impact our ability to grow our business model.

BECAUSE  IT  IS  NOT  DIFFICULT  TO  ENTER  OUR  INDUSTRY,  WE  EXPECT INCREASED
COMPETITION  WHICH  COULD  HARM  OUR  BUSINESS.

The commercial finance brokerage industry is very competitive. Increased competition is likely from both existing competitors and new entrants into our existing or future markets. We believe it is not very difficult to enter into business in our industry. Our competitors have significant advantages, and our future competitors may also have advantages, including:

-    established  referral  network  and  name  recognition;

-    substantially  greater  resources  and  market  presence;

-    better  customer  service  and  technological  expertise;

-    additional  personnel;

-    the  ability  to  devote  greater  resources  to  marketing;

-    longer  operating  histories;  and

-    larger  and  more  established  customer  bases.

TO GROW OUR BUSINESS, WE PLAN TO LAUNCH A MARKETING CAMPAIGN TO BUILD NAME RECOGNITION AND SEEK COMPLEMENTARY MARKETING PARTNERSHIPS WITH ACCOUNTING FIRMS AND COMMERCIAL BANKS. THERE CAN BE NO ASSURANCES WE WILL HAVE THE FUNDS NECESSARY TO PURSUE OUR MARKETING CAMPAIGN OR THAT IT WILL SUCCEED IN GENERATING REVENUE GROWTH FOR OUR COMPANY, EITHER OF WHICH WILL NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS.


To carry out our growth strategies, we plan to launch a marketing campaign to build name recognition and seek complementary marketing partnerships with accounting firms and commercial banks. An inability to launch a successful marketing campaign and secure key marketing partnerships may negatively affect our financial results and our ability to grow. We cannot guarantee that we will be able to identify and fund the proper marketing efforts that will yield produce any revenue growth.

MANY OF THE COMPANIES THAT WE PLAN TO TARGET FOR STRATEGIC MARKETING AND CUSTOMER BUSINESS, SUCH AS BANKS, OPERATE IN A HIGHLY REGULATED INDUSTRY, WHICH COULD ADVERSELY IMPACT OUR FREEDOM TO CONDUCT BUSINESS.

Although our business is not highly regulated, we plan to offer our services to banks. The banking industry is highly regulated and subject to supervision by several federal and/or state governmental regulatory agencies. If bank regulations change or if new regulations are adopted to regulate the financing of small business accounts receivable, our business, financial condition and results of operations could be materially, adversely affected.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  ON  OUR  COMMON  STOCK.

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

IF OUR COMMON STOCK BECOMES TRADABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDER COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS DEPRESS ITS PRICE.

By the filing of this registration statement with the Commission, we are attempting to register 790,000 shares of our common stock. If this registration statement is declared effective, the selling shareholders, by delivery of the prospectus included within this registration statement, will be able to sell their registered shares at $.25 per share until trading begins on the OTC Bulletin Board, and thereafter at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Greentree Financial Group, Inc. will be able to sell the shares covered by this prospectus on the open market. In addition, because our principal stockholder, David Koran, owns approximately 91% of our common stock he may dispose of a substantial percentage of his stock after a one-year holding period subject to the limitations of Rule 144 under the Securities Act of 1933, as amended. In general, these limitations impose a maximum sale requirement equal to the greater of an amount during the preceding three months of 1% of our outstanding shares or an amount equal to the average weekly reported volume of trading in our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a Rule 144 notice. In addition, there are other requirements imposed by Rule 144, including manner of sale and other requirements. If substantial amounts of any of these shares are sold either on the open market or pursuant to Rule 144, there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o    Decrease  the  level  of  public  interest  in  our  common  stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o    Prevent  possible  upward  price  movements  in  our  common  stock.

THERE IS A RISK THAT OUR SHARES MAY NOT BECOME QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD IN THE NEAR FUTURE, IN WHICH CASE THERE MAY BE NO TRADING MARKET FOR OUR SHARES, OR WE MAY HAVE TO CONSIDER ALTERNATIVES SUCH AS APPLYING TO LIST THEM FOR QUOTATION ON THE NATIONAL QUOTATION BUREAU'S PINK SHEETS, WHICH IS CONSIDERED TO BE A LESS LIQUID TRADING MARKET, AND THE PRICE PER COMMON SHARES COULD BE NEGATIVELY AFFECTED BY SUCH A LISTING.

We intend to reach an agreement with a market maker to assist us in filing a 15c-211 application to the NASD, Inc. to have our common shares quoted on the Over-The-Counter Bulletin Board. Upon acceptance of our application, we intend to acquire additional market makers to make a market in our common stock. However, there can be no assurances that any of these steps will occur, and we may be unable to become quoted on the OTC Bulletin Board. For example, the NASD, Inc. requires approximately 25 shareholders for a company to be quoted on the OTC Bulletin Board. There can be no assurances that we will be able to acquire the necessary number of shareholders to be quoted. If we fail to be quoted, there would be no established trading market for our shares. From there we would have to consider other alternatives, such as the possibility of listing the shares for trading on the National Quotation Bureau's Pink Sheets, which is considered to be a less liquid trading market and the price per common share could be negatively affected by such a listing.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

There is not, and has never been, a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE FINANCIAL BROKERAGE MARKET.

We do not have an established brand name or reputation to successfully sell commercial funding programs. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the commercial finance industry.

WE HAVE NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITION FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

We will require additional funding over the next twelve months to develop our business estimated to be equal to $96,000. Presently, we have only $4,191 worth of liquid assets with which to pay our expenses. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

In addition, we have no credit facility or other committed sources of capital sufficient to fund our business plan. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR PRINCIPAL STOCKHOLDER AND HIS FAMILY CONTROLS OUR BOARD OF DIRECTORS AND THEREBY CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our President, CEO and Director, Mr. David R. Koran owns 91% of the outstanding shares of our company. In addition, Laura Koran, his wife, is our Chief Financial Officer and a Director, and Richard Koran, his father, is our Vice President and a Director. The Koran family will control the Board of Directors and therefore control our business affairs. In addition, David Koran, by virtue of his 91% share ownership percentage, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF  WE  LOSE  THE  SERVICES  OF  OUR  PRESIDENT,  OUR  BUSINESS MAY BE IMPAIRED.

Our success is heavily dependent upon the continued and active participation of our president, David R. Koran. Mr. Koran has 12 years of experience in the finance business. The loss of Mr. Koran's services could have a severely detrimental effect upon the success and development of our business, inasmuch as he is the only officer with commercial finance brokerage experience with our Company. The other officers include two family members and Steve Moore, our Chief Operating Officer. His background is in the textile industry. We do not maintain "key person" life insurance on Mr. Koran. We do not have a written employment agreement with Mr. Koran. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE  DO  NOT  HAVE  ANY  PLANS TO HIRE ADDITIONAL PERSONNEL FOR AT LEAST THE NEXT
TWELVE  MONTHS,  WHICH  MAY  CAUSE  SUBSTANTIAL  DELAYS  IN  OUR  OPERATIONS.

Although we plan to expand our business and operations, we have no plans to hire additional personnel for at least the next twelve months. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

We face and will face intense competition from companies engaged in similar businesses. We compete and will compete with numerous companies that broker commercial finance products both over the Internet and via traditional forms of business. Direct competition to us can be any individual or group of individuals or company that brokers commercial finance products, and there are thousands of entities that could be considered competitors in the United States. Hence, there is no way to accurately quantify or detail our market competition with specificity. However, many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the commercial finance industry. There can be no assurance that we will be able to compete effectively in the highly competitive commercial finance industry, which may adversely affect our business prospects.

OUR COMMON STOCK IS A "PENNY STOCK", AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:


o    deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;
o provide the customer with current bid and offer quotation for the penny stock;
o explain the compensation of the broker-dealer and its salesperson in the transaction;
o provide monthly account statements showing the market value of each penny stock held in the customer's account;
o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and
o    provide  a  written  agreement  for  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

ITEM  4.  USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the Selling Security Holders.

ITEM  5.  DETERMINATION  OF  OFFERING  PRICE

     The Selling Security Holders will sell their shares at $.25 per share until the Company is traded on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices. Prior to this offering, there has been no market for our shares. The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM  6.  DILUTION


Our net tangible book value as of May 31, 2004 was $4,243 or $.00042 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities and convertible preferred stock) by the number of outstanding shares of our common stock. However, subsequent to May 31, 2004, we issued an additional 790,000 shares of common stock. As of September 30, 2004, we had a total of 10,790,000 shares of common stock outstanding and no shares of preferred stock outstanding.
Accordingly, our current pro forma book value per share of common stock, adjusted as of May 31, 2004, would be $.00039.

This small business issuer is not a reporting company currently and sold common equity at a price significantly more than the price paid by its officer. We issued 790,000 shares of common stock for services rendered at an offering price of $.25 per share. Our pro forma book deficit adjusted as of May 31, 2004, would have been ($193,257), or about ($.01791) per share (assuming a total of
10,790,000 shares of common stock outstanding after this offering). This represented an immediate decrease in our pro forma book value to our existing shareholders of $.01833 per share and an immediate dilution to new shareholders of about $.26791 or 99%

The  following  table  illustrates the per share dilution based on this example:

Offering  Price  Per  Share                                           $ .25000
Net Tangible Book Value Per Share Before This Offering (1)            $ .00042
Decrease  Attributable  To  New  Investors  (2)                       $(.01833)
                                                                      --------
Net Tangible Book Value Per Share After This Offering                 $(.01791)
                                                                      --------
Dilution  Per  Share To New Shareholders                              $ .26791
                                                                      --------

_______________________________________________________

(1) Assumes a pro forma adjusted book value of $4,243 on May 31, 2004, and 10,790,000 shares of common stock outstanding, and no shares of preferred stock outstanding, as of September 30, 2004.

(2) Assumes a net decrease of $197,500 in pro forma adjusted book value (attributable to new shares issued to service providers) and 10,790,000 shares outstanding after that offering.

ITEM  7.  SELLING  SECURITY  HOLDERS

     The Selling Security Holders named in the table set forth below are selling the securities covered by this prospectus. None of the Selling Security Holders named below is a registered securities broker-dealer or an affiliate of a broker-dealer. However, Greentree would be deemed to be a statutory underwriter within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

     The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.



                                   SELLING  SECURITY  HOLDERS  TABLE


    Name       Relationship       Amount Owned       Amount To Be      Amount Owned        Percent Owned
               With Issuer     Prior to Offering      Registered      After Offering   Before/After Offering
------------   -------------   -----------------     ------------     --------------   ---------------------

Greentree      Consultant            490,000            490,000                 0              4.5%/ 0%
Financial         (1)
Group, Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
Laura  Koran   Cheif Financial,      150,000            150,000                 0              1.4%/ 0%
               Officer,
               Secretary,
               Director
------------   -------------   -----------------     ------------     --------------   ---------------------
Steve Moore    Chief Operating        75,000             75,000                 0              0.7%/ 0%
               Officer, Director
------------   -------------   -----------------     ------------     --------------   ---------------------
Richard Koran  Vice President         75,000             75,000                 0              0.7%/ 0%
               Director
------------   -------------   -----------------     ------------     --------------   ---------------------
TOTALS                               790,000            790,000
------------   -------------   -----------------     ------------     --------------   ---------------------




(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Greentree Financial Group, Inc. received the 490,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form SB-2 registration statement and the prospectus included therein, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration on Form SB-2.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. To resell the securities in the public market the securities must either be qualified for sale or exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

ITEM  8.     PLAN  OF  DISTRIBUTION


     Our Selling Security Holders are offering 790,000 shares of our common stock. The Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the Selling Security Holders. The securities offered by this prospectus may be sold by the Selling Security Holders. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

     Greentree would be deemed to be a "statutory underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Because of such legal status, it may be liable for securities law violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, commissions or discounts and other compensation paid to it may be regarded as underwriters' compensation. Further, Greentree is responsible for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended.

     The Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders also may enter into exchange traded listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

     In addition to, and without limiting, the foregoing, the Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the latest of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

     There can be no assurances that the Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders.


ITEM  9.     LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.
In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.


ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS


Directors  and  Executive  Officers.
     Article III, Section 2 of our Bylaws provide that we must have at least 3 directors. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.

Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

    Name                 Age            Position
---------------------    ---     -----------------------------------------------
David  Koran              37     Chief Executive Officer, President and Director
---------------------    ---     -----------------------------------------------
Steven  R.  Moore         34     Chief  Operating  Officer  and  Director
---------------------    ---     -----------------------------------------------
Richard  P.  Koran        65     Vice  President  and  Director
---------------------    ---     -----------------------------------------------
Laura  Koran              34     Chief Financial Officer, Secretary and Director
---------------------    ---     -----------------------------------------------

     David Koran has been our Chief Executive Officer, President and Director since inception in February 2004.

     Mr. Koran's experience in the commercial finance and otherwise over the last five years has consisted of the following:

     From 2004 to Present, Mr. Koran has been the president of our company, a commercial finance brokerage company, which provides commercial finance brokerage services within the entire United States. We were incorporated in North Carolina on February 2, 2004. We have no employees, other than Mr. Koran, since our inception. Currently Mr. Koran is working 25 hours per week in the employ of the Company.

     From January 2004 to Present, Mr. Koran has been operating as an employee with Benefactor Funding Corp. as a Director of Marketing. Benefactor Funding Corp. is a commercial factor offering funding programs to small to mid-sized businesses ranging from 500,000 to 3 million. Mr. Koran will remain in this employment until it is financially feasible to draw a comparable salary from CRF.

From January 2002 to December 31, 2003, Mr. Koran worked as a Business Development Officer for J D Factors, LLC. Mr. Koran was successful in developing a new 3 state territory into a profitable region in the first 4 months of operation. J D Factors specializes in factoring services for micro and small businesses.

From July 2001 to January 2002, Mr. Koran worked as a Commercial Loan Officer responsible for managing a 5 million dollar micro business loan portfolio and producing new loan volume monthly. Mr. Koran gained valuable experience in commercial underwriting, loan work outs, and risk management.

From December 1999 to July 2001, Mr. Koran worked as a Business Relationship Manager for First Union Corp. In this role, Mr. Koran managed a small business portfolio of over 500 banking relationships.

Mr. Koran's experience in the commercial banking industry helped develop his business plan for CRF. Mr. Koran identified a service need within the banking industry to help facilitate small business lending needs that was unmet by the conventional loan products. This industry experience helped to mold the business plan of CRF.

     Mr. Koran is a member of the following business organizations: Commercial Finance Association, www.cfa.org; Turnaround Management Association,
                       -----------
www.turnaround.org;  National  Funding Association, www.nationalfunding.org, and
------------------                                  -----------------------
he  is  an  Advisory  Board  member  of  the  Charlotte,  NC  Chapter.

     David  Koran  lives  in  Cornelius,  North  Carolina.

     Steven Moore has been our Chief Operating Officer and Director since October 1, 2004.
Mr.  Moore's experience over the last five years has consisted of the following:

     From June 1992 to January 2000, Mr. Moore was a Planning Manager with the Sara Lee Branded Apparel Division of the Sara Lee Corporation.

     From February 2000 to February 2002, Mr. Moore as a Buyer for Kmart Corporation, having the responsibility for buying merchandise to be sold in 2100 retail stores. He supervised five employees.

     From March 2002 to September 2004, Mr. Moore was a Director of Sales Planning for the Sara Lee Branded Apparel Division of the Sara Lee Corporation. He managed a team of 24 people in the area of sales forecasting. His team was responsible for providing retail information to their manufacturing planning teams.

     Steven  Moore  lives  in  Lewisville,  North  Carolina.

     Richard Koran has been our Vice President and Director since October 1, 2004. Mr. Koran's experience over the last five years has consisted of the following:

     From 1997 to September, 2004, Mr. Koran was Production Administrator at Standard Register Corp. in Valley View, Ohio. At Standard Register, he oversaw the production operation of demand print, prepress and press production. He was responsible for all of the quality control functions. He managed 20 associates and supervisors, scheduled jobs for internal and all outsourcing of the three shift operations.

     Richard Koran is the father of David Koran and lives in Avon, Ohio. Laura Koran has been our Chief Financial Officer, Secretary and Director since October 1, 2004. Ms. Koran's experience over the last five years has consisted of the following:

     From January 1993 to May 2000, Ms. Koran was an MRO Buyer, Buyer, Senior MRO Buyer, Purchasing Agent and Purchasing Manager at the Sara Lee Corporation.

     From May 2000 to March 2003, Ms. Koran was a Purchasing Manager and VMI Program Manager at Solectron, Inc.

     From May 2002 to August 2004, Ms. Koran was a Loan Officer and Independent Contractor with her own mortgage loan origination company.

     Ms.  Koran  is  married  to  David  Koran.

Significant  Employees.
     Other than those persons mentioned above, we have no significant employees.

Family  Relationships.
     None,  except  as  mentioned  above.

Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.


ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of December 23, 2004, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock (with the exception of Greentree Financial Group, Inc., which only owns 4.5% of our outstanding common stock but is listed in the table for informational purposes only) , and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security  Ownership  of  Certain  Beneficial  Owners  (1)(2).


Title of Class          Name and Address               # of Shares           Current % Owned
--------------     -------------------------    -----------------------      ---------------
Common             David  Koran                         10,000,000                 91  %
                   2212 Lantern Way Circle
                   Cornelius, NC 28226
--------------     -------------------------    -----------------------      ---------------
Common             Greentree Financial Group,              490,000                  4.5%
                   Inc. (3)
                   555  S.  Powerline  Road
                   Pompano Beach, FL  33069
--------------     -------------------------    -----------------------      ---------------


Security  Ownership  of  Officers  and  Directors  (2).



Title of Class          Name and Address               # of Shares           Current % Owned
--------------     -------------------------    -----------------------      ---------------

Common             David  Koran                         10,000,000                 91  %
                   2212 Lantern Way Circle
                   Cornelius, NC 28226
--------------     -------------------------    -----------------------      ---------------
Common             Laura  Koran                            150,000                  1.4%
                   2212 Lantern Way Circle
                   Cornelius, NC 28226
--------------     -------------------------    -----------------------      ---------------
Common             Steven  Moore                             75,000                  1.0%
                   124  Oak  Leaf  Lane
                   Lewisville, NC  27023
--------------     -------------------------    -----------------------      ---------------
Common             Richard  Koran                            75,000                  1.0%
                   37311  Detroit  Road
                   Avon, Ohio  44011
--------------     -------------------------    -----------------------      ---------------
Common             All Officers and Directors            10,300,000                 94  %
                   as a Group (2)
--------------     -------------------------    -----------------------      ---------------



**Less  than  1%

_____________________
(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3) Greentree Financial Group, Inc., a Florida corporation, is equally and wholly owned by Mr. Robert C. Cottone, CPA and Mr. Michael Bongiovanni, CPA. Mr. Bongiovanni is Mr. Cottone's step-father.

Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.

ITEM  12.     DESCRIPTION  OF  SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON  STOCK.

     We are authorized to issue 100,000,000 shares of common stock, with a par value of $.001 per share. As of October 22, 2004, there were 10,790,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

COVERTIBLE  PREFERRED  STOCK

     We are authorized to issue 10,000,000 shares of convertible preferred stock with a par value of $.001 per share. As of October 22, 2004, there were no convertible preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.

ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the period from inception (February 2, 2004) through May 31, 2004 have been included in this prospectus in reliance upon Traci Anderson, CPA, independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.     TRANSACTIONS  WITHIN  LAST  FIVE  YEARS

     On or about June 23, 2004, we increased our authorized common shares to 100,000,000, kept the par value at $.001 per share and forward split our common stock 20,000 for 1. As a result, Mr. Koran's 500 shares were exchanged for 10,000,000 of our common shares. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, par value of $.001. Each one of these shares is convertible into ten common shares.

     On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to provide the following services:

-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State  Blue-Sky  compliance;
-     Selection  of  an  independent  stock  transfer  agent;  and
-     Edgar  services.

In exchange for these services, we have issued to issue Greentree 490,000 shares of our common stock The common shares issued were valued at the estimated value for the services received which was $122,500, or $.25 per share.

     In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

     On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President, David Koran, for $100 in an exempt offering under the Securities Act of 1933, as amended, pursuant to Section 4(2) of that Act.

     During the period from inception (February 2, 2004) through May 31, 2004, our President provided us with $2,000 in fair value of rent, which is considered to be a capital contribution. During the period from inception (February 2, 2004) through May 31, 2004, our President paid $1,942 in business expenses on our behalf, which is also considered to be a capital contribution.

     On May 4, 2004, we received a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company ("The Bank"). The annual percentage rate ("APR") is based on the Bank's prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The initial maturity date of the note is May 4, 2005. As of May 31, 2004, the Company had not drawn against this line of credit. Subsequent to May 31, 2004, the Company borrowed $12,500 against this line of credit. There is currently $2,500 in unused credit.

On June 23, 2004, we amended our Articles of Incorporation to effect a name change from Capital Business Funding, Inc. to Capital Resource Funding, Inc.


On  June  23,  2004,  we  entered  into  a  letter of intent to form a strategic alliance with HairMax International, Inc., a Nevada corporation ("Hairmax"). Pursuant to the strategic alliance, our services were to have been offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral made by HairMax. HairMax has approximately 5,000 retail cleaning clients, and several hundred commercial cleaning customers. Its commercial accounts represent a potentially valuable source of leads which we had hoped to be able to offer the services of our Company. In consideration for services provided by HairMax International, Inc., agreed to issue to HairMax 200,000 shares of our restricted common stock, $.001 par value, which it agreed to distribute as a dividend to its shareholders. On December 20, 2004, we terminated the strategic alliance agreement with Hairmax, in light of Hairmax's plans to merge with a privately-held corporation and adverse comments which we received from the Commission in which the staff took the position that our strategic alliance agreement and share distribution plan with the shareholders of Hairmax constituted a primary offering of securities. In the view of the staff of the Commission, we would have had to consummated our offering at a fixed price and for a finite duration. Without the affiliation with Hairmax, we understand that we are free to pursue the offering as currently structured. The share certificate for 200,000 shares of our common stock was never delivered to Hairmax and has been cancelled.

     We  are  not  a  subsidiary  of  any  corporation.

ITEM  16.  DESCRIPTION  OF  BUSINESS


Description  Of Our  Role As A  Broker  Of  Commercial  Finance  Transactions.
------------------------------------------------------------------------------

     We plan to continue to operate as a broker of commercial finance transactions. In performing these services, we will represent individual businesses that are in need of obtaining a variety of types of financing to help fund their growth. The different funding transactions that we plan to broker are: commercial loans, purchase order financing, account receivables financing/factoring and equipment leasing. An example of a commercial loan would be short term or long term bank or other financing to help a business purchase a new building to house their company. For commercial loan transactions, our anticipated broker commission would be approximately 1% of the loan amount paid by the lender. Management believes that this is what commercial finance brokers of commercial loans in the Charlotte, North Carolina market typically earn for their services, based on its knowledge of such brokers' transactions.

     Purchase order financing is a funding program that helps a business receive the advance funding needed to cover their costs to fill a purchase order. For example, a manufacturing company that received a large purchase order from a new client that requires significant outlay of funds to purchase raw materials and manufacture the product may be in need of financing in order to produce the ordered goods. A purchase order financing company will advance funds to finance a purchase order and help the manufacturer pay the supply and labor costs needed to fill the order. Our anticipated broker commission for purchase order financing is .25-1% of each purchase order paid by the individual funding company. Again, management believes that this is what commercial finance brokers of purchase order financing in the Charlotte, North Carolina market typically earn for their services, based on its knowledge of such brokers' transactions.

     Account receivables financing/factoring is the advancement of funds against receivables to assist companies with in the management of their cash flow derived from accounts receivable. Loan of this type usually will be structured to advance 80-85% of the pre-qualified receivables, and they also manage the collections of the receivables for a small discount fee or percentage of each receivable. Our anticipated discount/percentage fee for this type of financing is between 1%-8% depending on the size of receivables funded. In a typical transaction, the higher the funded amount, the lower the discount fee. Our anticipated broker commission for account receivables financing/factoring is 10%-15% of the gross monthly fees for the life of the funding. For example, an accounts receivable financing borrower that receives 150,000/month in funding at a 2.5% monthly discount fee will generate $3,750 per month in gross fees with a broker commission ranging from $375 to $562.50 paid monthly for the life of the financing. Management believes that fees for accounts receivable financing anywhere in the country are competitive and commercial finance brokers of accounts receivable financing typically earn this amount for their services. We have earned such a fee on a past transaction

Equipment leasing is the leasing of equipment that a company needs to conduct business such as machinery, trucks and office equipment. Our anticipated broker commission for commercial leasing ranges from .5%-1% of the total lease amount paid by the funding company. Management believes that type of fee is fairly standard in the industry, and a commercial finance broker of equipment leasing can expect to earn it, based on our knowledge of what competitors earn in similar transactions.

In each of the above transactions, we anticipate negotiating a broker agreement with each lender before submitting any documentation, so as to insure that we have a relationship with the lender and get paid.

Our  Business  Plan.
-------------------

     Our business plan is to continue to offer commercial finance brokering services to our existing referral base. At present, that base consists of twenty individual commercial bankers who work at five major banks in the Charlotte, NC area. A typical referral transaction involves a banker who has a customer that does not qualify for financing at that bank. The banker then refers these prospects to us for assistance in finding a funding source. After the transaction is consummated, the banker will have performed a valuable service for his customer, by introducing them to a broker who found an alternative funding source. Often, the commercial banker will not have lost a customer's other business in the process of making the referral.

In addition, we get leads from our membership in the professional associations, and from individual CPAs, lawyers and consultants. We also plan to prospect new business on the internet via our Website and will fund additional advertising as our revenue growth permits.

     We have one account receivable/factoring transaction that is currently paying monthly broker commissions averaging $1,100 per month. This commission will continue as long as the client company receives funding from the funding source. Mr. Koran acted as the broker in this transaction.

     Our goal is to increase our brokering transactions every quarter. Our revenue projections for the next four quarters are as follows:

     Quarter  1:  $3,300  in  revenue  with  $29,700  in  expenses
     Quarter  2:  $5,000  in  revenue  with  $29,700  in  expenses
     Quarter  3:  $6,500  in  revenue  with  $29,700  in  expenses
     Quarter  4:  $8,000  in  revenue  with  $29,700  in  expenses

     The expense projections set forth above are based on an estimate of quarterly expenses, and include (i) $3,200 per quarter for rent, phone, travel and web hosting, (ii) $9,000 per quarter for internet advertising, (iii) $7,500 per quarter in professional fees, and (iv) $10,000 per quarter for salary. The revenue projections set forth above are based on the following assumptions: 1 new factoring transaction per quarter from our current referral channels and our Website, averaging $1,100 per month in revenue, and attrition of 1 factoring transaction per year.

     We feel that our business plan is conservative. Revenues could exceed this level with additional marketing expenditures. We will need to raise additional debt or equity funds to pay for this marketing. There can be no assurances that  we  will  be  successful  in  obtaining  funds  from  traditional sources.

     While Mr. Koran has only been engaged as a commercial finance broker since February 2004, he has significant experience in banking and insurance. We feel that his experience in the finance industry will translate into successful employment with our Company. It is important to note that there are no work experience requirements to enter this industry, and there have been a number of successful brokers who do not come from a commercial finance background.


We  TailorOur  Services  To  Individual  Needs.
----------------------------------------------

     When acting as a broker for the individual businesses, we will provide our customers with the following services:

     o    Assist  the  business  with  assessing  their  funding  needs.
     o Assist the business with identifying their lending options and potential funding sources
     o Assist the business with compiling an application package and submitting it to a suitable funding source.
     o Act as a liaison between the business and funding source through the entire application and funding process.

     In exchange for providing these services we are compensated through the payment of a commission by the funding company only if and when a transaction is closed. Our services are of no additional cost to the client.

Marketing.
---------

     We hope to continue to attract prospective clients to our Website, which is on the internet at the following address: www.capitalresourcefunding.biz . We
                                             ------------------------------
pay $105 per quarter for web hosting fees, and $400 to register the Website. In addition, we plan to market our services to our existing referral sources. Our future plans, which depend on our revenue growth, entail a marketing campaign that includes additional internet and radio advertising to increase the number of inquiries for our services.

Business  Regulation  and  Other.
--------------------------------

     There are no known license requirements to broker commercial finance transactions. We have never been the subject of any bankruptcy or relationship. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Competition.
-----------

     We face and will face intense competition from companies engaged in similar businesses. We compete and anticipating competing with numerous companies that broker commercial finance products both over the Internet and via traditional forms of business. Direct competition to us can be any individual or group of individuals or company that brokers commercial finance products, and there are thousands of entities that could be considered competitors in the United States. Hence, there is no way to accurately quantify or detail our market competition with greater specificity. However, many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the commercial finance industry. There can be no assurance that we will be able to compete effectively in the highly competitive commercial finance industry, which may adversely affect our business prospects.


     There are few barriers to entry in the commercial finance brokering business. There are brokers, finders, agents, lawyers, consultants and a variety of other professionals all trying to put funding sources together with prospective clients in order to make a commission. With the advent of modern computers and internet communication, this business has become national in scope, and it is not unusual to find a broker from Miami, Florida putting together a financing package for a manufacturer in Pittsburgh, PA with a finance company located in Los Angeles, CA. We intend to participate in all of these markets, and seek commission based income wherever it can be derived.

     Our business plan has been tested by other commercial finance brokers operating around the country. There are successful brokers who use this business model to successfully represent funding companies in many different cities. There are large professional associations of commercial finance brokers and funding companies that meet on a regular basis in the major metropolitan areas. For example, the Commercial Finance Association, which is a nationwide organization with chapters in all of the major metropolitan areas, meets quarterly to discuss topics of interest and exchange leads. We are a member of this organization's Charlotte, NC chapter. In addition, we are a member of the National Funding Association, based in Charlotte, NC, with other chapters in Atlanta, GA and Chicago, IL. Our Chairman, Mr. Koran, serves on the advisory board of the Charlotte, NC chapter of the NFA. Further, we are a member of the Turnaround Management Association, with chapters in all major metropolitan areas.


LEGAL  PROCEEDINGS

     We are currently not involved in any legal proceedings related to the conduct of our business.

REPORTS  TO  SECURITY  HOLDERS

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM  17.  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR  COMPANY

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

     We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting. We are currently engaged and plan to continue in the commercial finance brokerage and consulting business. Our executive offices are currently located at the residence of our President, Mr. David R. Koran, 2212 Lantern Way Circle, Cornelius, NC 28031. Our telephone number is (704) 564-1676. We are authorized to issue 100,000,000 shares of common stock. Our total authorized common stock consists of 100,000,000 of which 10,790,000 shares are issued and outstanding. We are also authorized to issue up to 10,000,000 shares of convertible preferred stock, of which none are issued and outstanding.

Plan  of  Operation.


For the next twelve months, we plan to continue to operate as a broker of commercial finance transactions with offices based in the banking center of Charlotte, NC. We have conservatively projected revenues of approximately $22,800 and costs of $118,800 for the next twelve months of operations. Revenues could exceed this level with additional marketing expenditures. Such expenditures would involve targeted internet advertising via banner and search engine advertisements or printed advertising in industry publications. We anticipate such expenditures to approximate $3,000 per month, and we will need to incur additional debt or raise equity funds to pay for this marketing. While we are currently evaluating selling Company shares to third parties or incurring additional indebtedness, there can be no assurances that we will be successful in obtaining funds from these sources.

We anticipate beginning to pay our chief executive officer a salary at the rate of $40,000 per year,
Seeking additional staff and looking for office space sometime in 2005 or when our revenues exceed our projected quarterly expenses of $29,700.

In the event that we are successful in raising an additional $3,000 per month to fund marketing expenditures, we project that our revenues could exceed $100,000 per year within a three month period, based on our knowledge of the marketing and revenue performance of competitors in the Charlotte, NC market.

Results  of  Operations.

     For  the  period  from  inception  (February 2, 2004) through September 30,
     2004.

     Sales for the period from inception (February 2, 2004) through September 30, 2004 were

     $9,183.  Sales  consisted of commissions earned on funded loans as follows:

-     Broker  fee  in connection with factoring of accounts receivable generated
      $1,213.
-     Broker  fee  in connection with two mortgage commissions generated $3,044.
-     Broker  fee  in connection with factoring of accounts receivable generated
      $1,317.
-     Broker  fee  in connection with factoring of accounts receivable generated
      $1,243.
-     Broker  fee  in connection with factoring of accounts receivable generated
      $1,332.
-     Broker  fee  in connection with factoring of accounts receivable generated
      $886.
-     Broker  fee  in  connection  with  a  commercial  lease  generated  $148.

All  sales  transactions  were  with  unrelated  parties.

Expenses.

     Total expenses for the period from inception (February 2, 2004) through September 30, 2004 was $183,859. Of this amount, $122,500 consists of the fair value of services of $.25 per share that were recorded relating to the common share issuances of 490,000 shares to Greentree Financial Group, Inc. The expenses also related to the fair value of rent contributed by our President free of charge in the amount of $2,000, and for website development expenses paid by him on our behalf in the amount of $1,942.

      We expect increases in expenses through the year 2004 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per annum for compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended.

     We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income  Taxes

     We did not have any federal or state income tax expense for the period from inception (February 2, 2004) through September 30, 2004.

Income/ Losses.

     Net loss for the period from inception (February 2, 2004) through September 30, 2004 was $(175,620), $(.02) per share, due to the aforementioned issuances of common shares for services rendered. We expect to continue to incur losses at least through the year 2004, partly attributable to the fair value of expected services to be received. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Cash flow used in operations for the period from inception (February 2, 2004) through September 30, 2004 was $12,351. Cash flows were primarily attributable to a net loss plus the fair value of rent provided by our President and business expenses paid by him on our behalf and common stock issued for services of $122,500.

     Cash flow generated by financing activities was $16,542 for the period from inception (February 2, 2004) through September 30, 2004. Cash flows for this period included proceeds from the sale of 10,000,000 shares of our common stock to our President for $100 in cash and a note for $9,900 pursuant to a private offering exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Proceeds were used towards general business expenses. It also included $12,500 in proceeds from a note payable incurred by us under our unsecured line of credit.

     Overall, we have funded our cash needs for the period from inception (February 2, 2004) through September 30, 2004 with one equity transaction with our President as described above and from borrowings from a note payable. If we are unable to receive additional cash from our President, we may need to rely on financing from outside sources through debt or equity transactions. Our officer is under no legal obligation to provide us with capital infusions. As described above under Liquidity and Capital Resources for the period from inception (February 2, 2004) to May 31, 2004, our cash flow and cash needs for the future are significant. Cash flow for the period inception (February 2, 2004) to September 30, 2004 has decreased and our cash needs have increased as a result of our results of operations during the period.

     Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the services we provide, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with a brokerage firm that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

     We had cash on hand of only $4,191 and a working capital deficit of $(48,088) as of September 30, 2004. In that regard, we have drawn-down $12,500 from our unsecured line of credit, leaving $2,500 of available credit. In connection therewith, monthly debt service amounts to $50 on an interest only payment to the bank. In addition to the line of credit, we may need to seek additional outside sources of funding, such as equity or debt placements. We will also rely on the existence of our projected revenue from our business operations, if any. A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will have to be necessary. Our current level of operations would require capital of approximately $1,000 to sustain operations through year 2004 and approximately $35,000 per year thereafter. Any modifications to our business plans, such the hiring of additional employees and the principal making a full-time commitment to the business, which would require the payment of his salary and expenses, may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $10,000 in connection with this offering have already been paid through a draw-down on our $15,000 unsecured line of credit. A second draw-down in the amount of $2,500 on our unsecured line of credit was made to pay for the services of our accountant, Traci J. Anderson, CPA, in connection with her work on our audit.
Neither Mr. Koran, nor any other person or entity is liable for, surety or otherwise provides a guarantee for our line of credit with First Citizens Bank.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects that are less in value or that may be projected to be less profitable, or
- Seek business that is outside our immediate area to bring some revenue in to our Company.

     Demand for the products and services will be dependent on, among other things, market acceptance of our services, the commercial finance brokering market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from commissions earned, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plan. We operate a small commercial finance brokerage business in the Charlotte, North Carolina area. We see a need to strengthen our position in these markets. We are considering expanding our operations through aggressively marketing our services. We project that we may become profitable on a self-sustaining basis in 24-36 months. However, there can be no assurances that we will ever become profitable on a self-sustaining basis.


     Our cash on hand as of the latest balance sheet date is insufficient to fund our operations and our expectations of cash inflows will not meet our cash requirements for the next twelve months. This is reflecting in the "going concern" opinion that has been issued by our auditor. We intend to raise cash through additional debt and equity financings, however, there is no assurance that we will be successful in this regard.


INFORMATION  ON  PREVIOUSLY  OWNED  COMPANIES  OF  MR.  DAVID  KORAN

Mr.  Koran  has  never  owned  any  previous  companies.


ITEM  18.  DESCRIPTION  OF  PROPERTY

     We do not own any property nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of offices in our president's residence in Cornelius, North Carolina. We occupy 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent to our president for use of this space. In addition we have no written agreement or formal arrangement with our president pertaining to the use of this space. No other businesses operate from this office. We have no current plans to occupy other or additional office space.

ITEM  19.  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS


In February 2004, we issued 500 pre-split (10,000,000 post-split) common shares of $.001 par value stock to an officer for $100. The excess of the par value times the number of common shares issued over the $100 in cash collected represents a receivable from him at May 31, 2004. He contributed $3,942 in services and expenses paid personally by him, to us during the period from inception (February 2, 2004) through September 30, 2004.

On June 23, 2004, we increased our number of currently authorized of 25,000 shares of common stock to 100,000,000 shares of common stock. The par value of each remained at $.001. We also authorized the establishment of a class of convertible preferred stock and therefore increased its authorized capital to 10,000,000 shares of preferred stock, convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock. The par value of each share is $.001.

On June 23, 2004, an agreement was signed between Capital Resource Funding and Greentree Financial Group, Inc. whereby Greentree Financial Group, Inc. will assist with the preparation of SEC Registration Statement form SB-2, assist with the preparation of Board Resolutions authorizing the transactions, assist with preparing our corporate housekeeping, assist with the preparation of a share exchange agreement such as the Letter of Intent with HairMax, Edgarization of the SB-2 with the SEC, and assist with the preparation of a newly created preferred stock issue. In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non-assumable promissory note between Capital Resource Funding and Greentree Financial Group, Inc. was signed on June 24, 2004. In addition to the promissory note, we paid $10,000 in cash upon signing the agreement and we have issued 490,000 shares of common stock to Greentree Financial Group, Inc., which shares are being registered in this offering.

On or about October 22, 2004, we issued shares of common stock to three of our officers, as follows: Laura Koran, Chief Financial Officer, 150,000 shares; Steven Moore, Chief Operating Officer, 75,000 shares; and Richard Koran, Vice President, 75,000 shares. All three issuances were exempt from the registration requirements of the Securities Act as a private placement pursuant to Section 4(2) thereof.


ITEM  20.  MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Market  Information

     Our common stock is not traded on any exchange. We plan to have our shares of common stock quoted on the over-the-counter Bulletin Board. The over-the-counter Bulletin Board is a quotation medium for subscribing members only. And only market makers can apply to quote securities on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a market maker or such a quotation. Although we will seek a market maker for our securities, our management has no agreements, understandings or other arrangements with market makers to begin making a market for our shares. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements  to  Register.
     Not  applicable.

Holders.
     As of December 23, 2004, there were 5 holders of record of our common stock.

Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 790,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities. Dividends.


     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 790,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend  Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

ITEM  21.  EXECUTIVE  COMPENSATION


                              Summary Compensation Table
                              --------------------------
                      Annual Compensation                     Long Term Compensation
                  ----------------------------   ------------------------------------------------
Name and                                         Restricted  Securities    LTIP         Other
Principal                         Other Annual   Stock       Underlying    payouts
Position   Year   Salary   Bonus  Compensation   Award(s)    Options
                    ($)     ($)        ($)         ($)          (#)          ($)         ($)
---------  ----   ------   -----  ------------   ----------  ----------    -------   ------------

David      2004        0       0             0            0           0          0              0
Koran
President




We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us. We plan to compensate Mr. Koran at the rate of $40,000 per year plus expenses in the event that we have sufficient funds to do so. Based on our projections, this will not be possible during the first twelve months of operations, and we anticipate paying him no compensation. During the second twelve months of operations, our projections indicate that we should have sufficient funds to fully pay him at this rate. None of our other officers are projected to receive a salary of over $100,000.

ITEM  22.  FINANCIAL  STATEMENTS


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To  the  Board  of  Directors  and  Stockholders
Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) 2212 Lantern Way Circle
Cornelius,  NC  28031

I have audited the accompanying balance sheet of Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) as of May 31, 2004 and the related statements of income, stockholder's equity, and cash flows for the period of inception (February 2, 2004) through May 31, 2004. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.


The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered a significant net loss subsequent to year end, has incurred a note payable subsequent to year end and has generated an internal cash flow subsequent to year end that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


In my opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) as of May 31, 2004, and the results of its operations and its cash flows for the period of inception (February 2, 2004) through May 31, 2004 in conformity with U.S. generally accepted accounting principles.

Traci  J.  Anderson,  CPA
Huntersville,  NC
June  28,  2004

                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                                  BALANCE SHEET
                               AS OF MAY 31, 2004

                                     ASSETS

CURRENT  ASSETS
---------------
   Cash  and  cash  equivalents                                    $      4,243
                                                                   ------------
      TOTAL  CURRENT  ASSETS                                              4,243
                                                                   ------------

      TOTAL  ASSETS                                                $      4,243
                                                                   ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY


Stockholder's  Equity
---------------------
   Convertible Preferred Stock ($0.001 par value,
   10,000,000 shares authorized; none issued and
   outstanding as of May 31, 2004.)                                           -
   Common stock ($.001 par value, 100,000,000 shares
   authorized; 10,000,000 shares issued and outstanding
   at May 31, 2004)                                                      10,000
   Additional  Paid  in  Capital                                          3,942
   Retained  Earnings                                                       201
   Receivable  from  the  sale  of  stock  to officer                    (9,900)
                                                                   ------------
      TOTAL  STOCKHOLDER'S  EQUITY                                        4,243
                                                                   ------------

      TOTAL  LIABILITIES  AND  STOCKHOLDER'S  EQUITY               $      4,243
                                                                   ============




   The accompanying notes are an integral part of these financial statements.

                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                                INCOME STATEMENT
                          FOR THE PERIOD FROM INCEPTION
                     (FEBRUARY 2, 2004) THROUGH MAY 31,2004

REVENUES:
---------
   Commissions  earned                                             $      4,257
                                                                   ------------
      TOTAL  REVENUE                                               $      4,257
                                                                   ------------

EXPENSES:
---------
   General  and  administrative                                           4,056
                                                                   ------------
      TOTAL  EXPENSES                                                     4,056
                                                                   ------------
      OPERATING  INCOME                                                     201
                                                                   ------------

      NET  INCOME                                                  $        201
                                                                   ============
   Net income per share-basic and fully diluted                    $          *
                                                                   ============
   Weighted  average  shares  outstanding                            10,000,000
                                                                   ============



*  =  Less  than  $.01.


    The accompanying notes are an integral part of these financial statements

                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA, CAPITAL BUSINESS FUNDING, INC.)
                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2004) THROUGH MAY 31, 2004


CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
-----------------------------------------
   Net income                                                      $        201
   Adjustments to reconcile net income to net
   cash provided by operating activities
      Fair value of rent provided by officer and
      majority shareholder                                                2,000
   Business expenses paid by officer and majority shareholder             1,942
                                                                   ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                        4,143
                                                                   ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
-----------------------------------------
   Issuance of common stock                                                 100
                                                                   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                          100
                                                                   ------------

         NET INCREASE IN CASH AND CASH EQUIVALENTS                        4,243

CASH  AND  CASH  EQUIVALENTS:
   BEGINNING  OF  THE  PERIOD                                                 -
                                                                   ------------
   END OF THE PERIOD                                               $      4,243
                                                                   ============



   The accompanying notes are an integral part of these financial statements.



                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                        STATEMENT OF STOCKHOLDER'S EQUITY
      FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2004) THROUGH MAY 31, 2004


                                   Retained    Common        Common      Additional
                                   Earnings    Stock         Shares      Paid  in
                                                                         Capital
                                   --------  ----------    ----------    ----------
Balances, February 2, 2004         $      -  $        -             -    $        -
Issuance of common stock                         10,000    10,000,000             -
Contribution of capital by officer        -           -             -         3,942
Net income for the period               201           -             -             -
                                   --------  ----------    ----------    ----------
Balances, May 31, 2004             $    201  $   10,000    10,000,000    $    3,942
                                   ========  ==========    ==========    ==========




   The accompanying notes are an integral part of these financial statements.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
------------------------------------------------------

Business  Activity-Capital Resource Funding, Inc. (FKA Capital Business Funding,
------------------
Inc.) ("The Company") was organized under the laws of the State of North Carolina on February 2, 2004 as a subchapter S-Corporation. The Company is in the business of providing consultative services to small to mid sized businesses in need of financing sources ranging from SBA loans, commercial mortgages, factoring and asset based loans. The financial statements set forth above reflect all of the costs of doing business.

Cash  and  Cash  Equivalents-For  purposes  of  the Statement of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates-The  preparation  of  financial  statements  in
--------------------------------
conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-The  Company's  revenue is derived primarily from brokering
--------------------
income which ranges from one time origination fees to on-going monthly commissions paid for the life of the financing. For purposes of one-time origination fees, revenue is recognized as earned when each loan deal is finalized. For purposes of on-going monthly commissions paid for the life of the financing, revenue is recognized as earned based on the total of the gross monthly financing fees generated.

Comprehensive  Income  (Loss)-The Company adopted Financial Accounting Standards
-----------------------------
Board Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Advertising  Costs-Advertising  costs are expensed as incurred.  The advertising
------------------
expense totaled $ -0- for the period from inception (February 2, 2004) through May 31, 2004.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                        For the Period Ended May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Net  Income  per  Common Share-Statement of Financial Accounting Standard (SFAS)
------------------------------
No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Income  Taxes-The  S Corporation is not a taxpaying entity for federal and state
-------------
income tax purposes and thus no provisions for income taxes has been recognized. Income of the S Corporation is faxed to the shareholders in their respective returns.

Fair Value of Financial Instruments-The carrying amounts reported in the balance
-----------------------------------
sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Impairment  of Long-Lived Assets-The Company evaluates the recoverability of its
--------------------------------
fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144'). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended May 31, 2004 based upon a management review of such assets.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements-In  June  2001,  the  Financial  Accounting
----------------------------------
Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements  (cont')
-------------------------------------------

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have an impact on the Company's financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure"-an amendment to SFAS No. 123 (SFAS No.
148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements  (cont')
-------------------------------------------

In January 2003, Financial Accounting Standards Board issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's financial statements.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  B-SUPPLEMENTAL  CASH  FLOW  INFORMATION
---------------------------------------------

Supplemental disclosures of cash flow information for the period ended May 31, 2004 is summarized as follows:

Cash  paid  during  the period ended May 31, 2004 for interest and income taxes:


          Income  Taxes               $---
          Interest                    $---

NOTE  C-SEGMENT  REPORTING
--------------------------

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of May 31, 2004.

NOTE  D-EQUITY
--------------

In February 2004, the Company issued 500 pre-split (10,000,000 post-split) common shares of $.001 par stock to its officer for $100. See Subsequent Event footnote below concerning the forward split of this stock. The excess of the par value times the number of common shares issued over the $100 in cash collected represents a receivable from the shareholder at May 31, 2004. The officer contributed $3,942 in services and expenses paid personally by him, to the Company during the period from inception (February 2, 2004) through May 31, 2004.

NOTE  E-COMMITMENTS
-------------------

The Company is provided with its office facilities from its officers and majority shareholder, on a month to month basis for $500 per month.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  F-LINE  OF  CREDIT
------------------------

On May 4, 2004, the Company received a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company ("The Bank"). The annual percentage rate ("APR") is based on the Bank's prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The initial maturity date of the note is May 4, 2005. As of May 31, 2004, the Company had not drawn against this line of credit. Subsequent to May 31, 2004, the Company borrowed $12,500 against this line of credit. There is currently $2,500 in unused line of credit.

NOTE  G-SUBSEQUENT  EVENTS
--------------------------

On June 23, 2004, The Company legally amended its Articles of Incorporation to effect a name change from Capital Business Funding, Inc. to Capital Resource Funding, Inc.

On June 23, 2004, the Company increased its number of currently authorized of 25,000 shares of common stock to 100,000,000 shares of common stock. The par value of each shall remain at $.001. The Company also authorized the establishment of a class of convertible preferred stock and therefore increased its authorized capital to 10,000,000 shares of preferred stock, convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock. The par value of each share shall be $.001.

On June 23, 2004, an agreement was signed between the Company and Greentree Financial Group, Inc. whereby Greentree Financial Group, Inc. will assist with the preparation of SEC Registration Statement form SB-2, assist with the preparation of Board Resolution authorizing the transactions, assist with preparing the Company corporate housekeeping, assist with the preparation of share exchange agreement with a publicly traded company, Edgarization of the SB-2 with the SEC, and assist with the preparation of a newly created preferred stock. In connection with this agreement, the Company has promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note between the Company and Greentree Financial Group, Inc. was drafted and signed on June 24, 2004. In addition to the promissory note, the Company has paid $10,000 in cash upon signing the agreement and the Company will also issue 490,000 shares of free-trading common stock to Greentree Financial Group, Inc. within 6 months.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                     (February 2, 2004) Through May 31, 2004


NOTE  G-SUBSEQUENT  EVENTS  (cont')
-----------------------------------


On June 23, 2004, the Company submitted a letter of intent to form a strategic alliance with HairMax International, Inc. The Company intends to enter into a strategic alliance whereby the services of the Company are offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral. In consideration for services provided by HairMax International, Inc., the Company will pay to HairMax International, Inc. 200,000 shares of its unregistered common stock ($.001 par value). On December 20, 2004, the Company terminated the letter of intent and strategic alliance agreement and rescinded it offer to issue 200,000 shares of its unregistered common stock to HairMax International, Inc.

On June 23, 2004, the Company enacted a 20,000 for 1 forward stock split on the common stock owned by its officer and then sole shareholder. These financial statements have been adjusted, accordingly, to reflect this split.

NOTE  H  -  GOING  CONCERN
--------------------------

The Company has suffered a significant net loss from operations subsequent to year end and it incurred a note payable, subsequent to year end, in the amount of $38,835 which is due on December 24, 2004. With $4,191 in cash at December 31, 2003, the pro forma net working capital deficit with the maturity of the note payable in the upcoming twelve month operating circle included is $34,644 as of December 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow and be able to repay the note as it comes due. Additionally, the Company will have to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         CAPITAL RESOURCE FUNDING, INC.
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 2004
================================================================================

                                     ASSETS

CURRENT  ASSETS
---------------
   Cash  and  cash  equivalents                                      $    4,191
                                                                     ----------
      TOTAL  CURRENT  ASSETS                                              4,191

      TOTAL  ASSETS                                                  $    4,191
                                                                     ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT  LIABILITIES
--------------------
   Accrued  Interest                                                 $      583
   Notes  Payable                                                        51,696
                                                                     ----------
                                                                         52,279

Stockholders'  Deficit
----------------------

   Common Stock ($.001 par value, 100,000,000 shares authorized;
   10,790,000 issued and outstanding at September 30, 2004)              10,790
   Common  stock  to  be  distributed                                   122,500
   Paid  in  Capital                                                      3,942
   Retained  Deficit                                                   (175,420)
   Receivable  from  Sale  of  Stock  to  Officer                        (9,900)
                                                                     ----------
      TOTAL  STOCKHOLDERS'  DEFICIT                                     (48,088)

      TOTAL  LIABILITIES  AND  STOCKHOLDERS'  DEFICIT                $    4,191
                                                                     ==========

                         CAPITAL RESOURCE FUNDING, INC.
                            STATEMENTS OF OPERATIONS
            FOR THE PERIOD FROM INCEPTION THROUGH SEPTEMBER 30, 2004


REVENUES:
---------
   Commissions  earned                                               $    9,183
                                                                     ----------
      TOTAL  REVENUE                                                 $    9,183

EXPENSES:
---------
    Selling,  general  and  administrative                              183,859
      Web  Site  Development                                              1,942
      Professional  Fees                                                 12,500
      Rent                                                                2,000
      Common  Stock  for  Consulting  Fees                              221,335
      Split  Adjustment  on  Common  Stock                                  990
      Charitable  Contributions                                             120
      Office                                                              4,972
                                                                     ----------
     TOTAL  EXPENSES                                                    183,859
                                                                     ----------
       OPERATING  (LOSS)                                              (174,676)
                                                                     ----------

   Interest  expense                                                        944
                                                                     ----------
                                                                            944

      NET  (LOSS)                                                    $ (175,620)
                                                                     ==========

Net (loss) per share- basic and fully diluted                        $    (0.02)
                                                                     ==========
Weighted  average  shares  outstanding                               10,990,000
                                                                     ==========

                        CAPITAL RESOURCES FUNDING, INC.
                            STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM INCEPTION THROUGH SEPTEMBER 30, 2004


CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
-----------------------------------------
   Net  (loss)                                                       $ (175,620)
   Common  stock  issued  for  services                                 161,335
   Split  adjustment  of  common  stock                                     990
   Accrued  interest                                                        944
                                                                     ----------
      NET  CASH  (USED  IN)  OPERATING  ACTIVITIES                      (12,351)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
-----------------------------------------
   Issuance  of  common  stock                                              100
   Proceeds  from  notes  payable  to  bank                              12,500
   Contributions  of  capital                                             3,942
                                                                     ----------
      NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                     16,542

      NET  INCREASE  IN  CASH  AND  CASH  EQUIVALENTS                     4,191

CASH AND CASH EQUIVALENTS:
   BEGINNING  OF  THE  PERIOD                                                 -
                                                                     ----------

   END  OF  THE  PERIOD                                              $    4,191
                                                                     ==========

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                  (February 2, 2004) Through September 30, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
------------------------------------------------------

Management's  Use  of  Estimates-The  preparation  of  financial  statements  in
--------------------------------
conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue  Recognition-The  Company's  revenue is derived primarily from brokering
--------------------
income which range from one time origination fees to on-going monthly commissions paid for the life of the financing. Revenue is recognized as earned when each loan deal is finalized. For purposes of on-going monthly commissions paid for the life of the financing, revenue is recognized as earned based on the total of the gross monthly financing fees generated.

Comprehensive  Income  (Loss)-The Company adopted Financial Accounting Standards
-----------------------------
Board Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net  Income  per  Common Share-Statement of Financial Accounting Standard (SFAS)
------------------------------
No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Income  Taxes-The  S Corporation is not a taxpaying entity for federal and state
-------------
income tax purposes and thus no provisions for income taxes has been recognized. Income of the S Corporation is faxed to the shareholders in their respective returns.

Fair Value of Financial Instruments-The carrying amounts reported in the balance
-----------------------------------
sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                  (February 2, 2004) Through September 30, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
---------------------------------------------------------------

Impairment  of Long-Lived Assets-The Company evaluates the recoverability of its
--------------------------------
fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144'). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended May 31, 2004 based upon a management review of such assets.

Recent  Accounting  Pronouncements-In  June  2001,  the  Financial  Accounting
----------------------------------
Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                  (February 2, 2004) Through September 30, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
---------------------------------------------------------------

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have an impact on the Company's financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure"-an amendment to SFAS No. 123 (SFAS No.
148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.

In January 2003, Financial Accounting Standards Board issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                  (February 2, 2004) Through September 30, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
---------------------------------------------------------------

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's financial statements.

NOTE  B-NOTES  PAYABLE
----------------------

Notes  payable  at  September  30,  2004  consists  of  the  following:

The Company has a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company ("The Bank"). The annual percentage rate ("APR") is based on the Bank's prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The maturity date of the note is May 4, 2005. As of September 30, 2004, the Company drew against this line of credit and owes $12,500 against this line of credit. There is currently $2,500 in unused line of credit.

                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                  (February 2, 2004) Through September 30, 2004


NOTE  B-NOTES  PAYABLE  (CONT.)
-------------------------------

In connection with financial advisory agreement with GreenTree Financial Group, Inc., the Company owes $38,835 in principal. The 6 month, non assumable promissory note between the Company and Greentree Financial Group, Inc. was drafted and signed on June 24, 2004. The note matures on December 24, 2004 and carries interest of 6% per annum.


NOTE  C-  COMMON  STOCK  TO  BE  DISTRIBUTED
--------------------------------------------

Included in $172,500 in "Common Stock to be Distributed" in the accompanying unaudited financial statements at September 30, 2004 are common shares due to consulting service providers which have not been physically delivered for services rendered and incurred as of September 30, 2004. Specifically, 490,000 common shares are due to Greentree Financial Group, Inc. as of September 30, 2004. The common shares were valued at $.25 per share and will be distributed to Greentree in early 2005.

NOTE  D  -  VALUATION  OF  COMMON  STOCK  ISSUED
------------------------------------------------

We valued the common shares issued to each of our employees and non-employees during the period presented using the fair amount valuation of 25 cents per share. This amount reasonably approximated the fair value of services received by such parties. For instance, the 490,000 shares to be issued to Greentree Financial Group, Inc. for their services rendered to us was valued at 25 cents per share, or $122,500, and recorded as a non-cash expense to our books covering the period of time the services related to. We feel these valuations are based upon the most objective, verifiable evidence available for these non-monetary exchanges and arms-length transactions.

NOTE  E  -  SUBSEQUENT  EVENTS
------------------------------

Subsequent to September 30, 2004, the Company issued 300,000 common shares to three of its officers in an "arm's length" exchange for services rendered subsequent to September 30, 2004. The compensation expense for services rendered to the Company is valued at the $75,000 fair market value of the services received as determined by a third party source.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Traci J. Anderson, Certified Public Accountant audited our financial statements for the period from February 2, 2004 to May 31, 2004. We have never had any changes in or disagreements with our accountants.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II   INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holders will pay no offering expenses.

ITEM                                     EXPENSE
SEC  Registration  Fee                   $    16
Legal  Fees  and  Expenses               $10,000
Accounting  Fees  and  Expenses          $ 5,000
Transfer  Agent  Fees                    $ 1,500
Blue  Sky  Fees                          $ 5,000
Miscellaneous*                           $ 2,925
                                         =======
Total*                                   $24,441

*    Estimated  Figure

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On or about June 23, 2004, we increased our authorized common shares to 100,000,000, kept the par value at $.001 per share and forward split our common stock 20,000 for 1. As a result, Mr. Koran's 500 shares were exchanged for 10,000,000 of our common shares. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, par value of $.001. Each one of these shares is convertible into ten common shares.

     On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Group, Inc., 490,000 shares of our common stock and $10,000 cash for:

-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State  Blue-Sky  compliance;
-     Selection  of  an  independent  stock  transfer  agent;  and
-     Edgar  services.

     The common shares issued were valued at the estimated value for the services received which was $122,500, or $.25 per share.

     The shares issued to Greentree were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, inasmuch as Greentree is a sophisticated investor which is able to bear the financial risk of its investment, it was provided with access to information about us and there was no general solicitation or advertising in connection with the offering. In addition, Greentree is an "accredited investor" within the meaning of the Securities Act of 1933, as amended.

     In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

     On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President, David Koran for $100 pursuant to an offering that was exempt under Section 4(2) of the Securities Act of 1933, as amended.


     On or about October 22, 2004, we issued shares of common stock to three of our officers, as follows: Laura Koran, Chief Financial Officer, 150,000 shares; Steven Moore, Chief Operating Officer, 75,000 shares; and Richard Koran, Vice President, 75,000 shares. All three issuances were exempt from the registration requirements of the Securities Act as a private placement pursuant to Section 4(2) thereof.


ITEM  27.     EXHIBITS


Exhibit  Number                         Exhibit  Description
---------------     ------------------------------------------------------------
3.1                 Articles  of  Incorporation *
---------------     ------------------------------------------------------------
3.2                 Articles  of  Amendment  to  Articles  of  Incorporation *
---------------     ------------------------------------------------------------
3.3                 Bylaws *
---------------     ------------------------------------------------------------
4                   Form  of  stock  certificate *
---------------     ------------------------------------------------------------
5                   Legal opinion (including consent to be named in Registration
                    Statement) *
---------------     ------------------------------------------------------------
10.1                Consulting  agreement between Capital Resource Funding, Inc.
                    and  Greentree  Financial  Group,  Inc. *
---------------     ------------------------------------------------------------
10.2                Promissory  note  between Capital Resource Funding, Inc. and
                    GreenTree  Financial  Group,  Inc.  *
---------------     ------------------------------------------------------------
10.3                Letter  of Intent between Capital Resource Funding, Inc. and
                    HairMax  International,  Inc. *
---------------     ------------------------------------------------------------
23.1                Consent  of  auditor
---------------     ------------------------------------------------------------
23.2                Consent  of  legal  counsel  as  to  tax  matters *
---------------     ------------------------------------------------------------


* Incorporated by reference from the original Form SB-2 as filed on August 16, 2004.


ITEM  28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cornelius, State of North Carolina on December 23, 2004.



                                    Capital  Resource  Funding,  Inc.

                                    /s/  David  R.  Koran
                                    ---------------------
                             By:    David  R.  Koran
                             Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



     Name                          Title                             Date
------------------    ---------------------------------         ----------------


/s/ David R. Koran    President and CEO, Director              December 23, 2004
------------------    ---------------------------------        -----------------


/s/  Steve  Moore     Chief Operating Officer, Director        December 23, 2004
------------------    ---------------------------------        -----------------


/s/  Laura  Koran     Chief Financial Officer, Secretary       December 23, 2004
                      and  Director
------------------    ---------------------------------        -----------------


/s/  Richard Koran    Vice  President,  Director               December 23, 2004
------------------    ---------------------------------        -----------------


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